Exhibit 99.1

Red Cat Holdings Announces $30 Million Registered Direct Offering of Common Stock

SAN JUAN, Puerto Rico, April 10, 2025 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or “Company”), a drone technology company integrating robotic hardware and software for military, government, and commercial operations, announced today that the Company has entered into securities purchase agreements with certain institutional investors for the purchase and sale of 4,724,412 shares of common stock, pursuant to a registered direct offering, expected to result in gross proceeds of approximately $30 million, before deducting placement agent fees and other offering expenses. The offering is expected to close on or about April 11, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use net proceeds from the offering for general corporate purposes, including working capital.

Northland Capital Markets is acting as the exclusive placement agent for the transaction.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-283242), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 11, 2024. A final prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Additionally, when available, electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, from Northland Securities, Inc., 150 South Fifth Street, Suite 3300, Minneapolis, MN.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Red Cat Holdings, Inc.

Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government, and commercial operations. Through two wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat has developed a leading-edge Family of Systems. This includes the flagship Black Widow™, a small unmanned ISR system that was awarded the U.S. Army’s Short Range Reconnaissance (SRR) Program of Record contract. The Family of Systems also includes TRICHON™, a fixed wing VTOL for extended endurance and range, and FANG™, the industry’s first line of NDAA compliant FPV drones optimized for military operations with precision strike capabilities. Learn more at www.redcat.red.

Safe Harbor Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements relating to the expected timing of the offering and the satisfaction of customary closing conditions related to the offerings, and our intended use of proceeds from the offering. Forward-looking statements are based on Red Cat Holdings, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Form 10-KT filed with the Securities and Exchange Commission on March 31, 2025. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

INVESTORS:
E-mail: Investors@redcat.red

NEWS MEDIA:
Phone: (347) 880-2895
Email: peter@indicatemedia.com